EXHIBIT 10.29.2

                             SECURED PROMISSORY NOTE


$__________                                                   September __, 2001


         FOR VALUE RECEIVED, this Secured Promissory Note (this "Note") is made by Probex Corp., a Delaware corporation ("Maker"), to
_____________________________("Payee").  This  Note  is one of  the  "Notes"  as
defined in, and is entitled to the benefits of, that certain Loan Agreement ("Loan Agreement") and Intercreditor and Security Agreement (the "Security Agreement"), each dated of even date herewith.

         1. Payments. Maker hereby promises to pay to the order of Payee the principal sum of ___________________________ Dollars ($______________) at
______________________, or such other place as Payee may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance hereof at the rate provided herein from the date of this Note until payment in full of the indebtedness evidenced by this Note or conversion of this Note as provided for in Section 3 hereof. This Note and all accrued and unpaid interest shall be due and payable in one lump sum on September 30, 2001 (the "Maturity Date"), which shall be subject to automatic extensions as provided below. Any payment made under this Note shall be applied first to interest accrued and unpaid on the outstanding principal balance as of such date of payment and then to the outstanding principal balance due hereunder. If any required payment in cash or Maker's common stock falls due on a Saturday, Sunday or a national or state bank holiday in Texas, then such date shall be extended to the next succeeding day that is not a Saturday, Sunday or national or state bank holiday.

         2. Interest Rate. The principal amount outstanding from time to time hereunder shall bear interest calculated on the basis of a 365-day year, at a rate equal to twelve percent (12%) per annum or, after an Event of Default hereunder, eighteen percent (18%) per annum.

         3. Conversion. The outstanding principal balance and all accrued and unpaid interest due under this Note at the closing on or before the Final Extension Date (as defined below) of the sale by Maker of its preferred or common stock on customary terms for cash to be used to finance Maker's proposed Wellsville, Ohio facility, which results in proceeds to the Maker aggregating at least $35 million, excluding the outstanding principal balance and interest due under this Note on the date thereof, following or simultaneously with the closing of a debt financing on customary terms under which Maker has drawn or is currently able to draw not less than $80 million for the financing of such Wellsville, Ohio facility (the "Qualified Equity Financing"), shall automatically be converted into fully-paid and non-assessable shares of Maker's preferred or common stock identical in all respects as to those shares issued to the purchasers in the Qualified Equity Financing. The number of shares issued to Payee upon conversion of this Note shall be equal to the outstanding principal balance and all accrued and unpaid interest due under this Note on the date of the consummation of the Qualified Equity Financing divided by the purchase price paid to Maker by such purchasers for each share of Maker's stock in the Qualified Equity Financing.

         4. Extension. The Maturity Date is subject to extension as follows:


                  (i) If the Qualified Equity Financing is not consummated on or prior to the Maturity Date, the Maturity Date shall be extended to October 31, 2001 (the "First Extension Date"), and, for no additional cash consideration, the Maker shall issue to Payee on or prior to September 30, 2001, that number of shares of

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                           Maker's  common  stock  having  an  aggregate   value
                           (calculated as provided below) equal to twenty-five percent (25%) of the outstanding principal balance and all accrued and unpaid interest due under this Note on the Maturity Date, which issuance shall be a condition to such extension;

                  (ii) If the Qualified Equity Financing is not consummated on or prior to the First Extension Date, the First Extension Date shall be extended to November 30, 2001 (the "Second Extension Date"), and, for no additional cash consideration, the Maker shall issue to Payee on or prior to October 31, 2001, that number of shares of Maker's common stock having an aggregate value (calculated as provided below) equal to ten percent (10%) of the outstanding principal balance and all accrued and unpaid interest due under this Note on the First Extension Date, which issuance shall be a condition to such extension; and

                  (iii) If the Qualified Equity Financing is not consummated on or prior to the Second Extension Date, the Second Extension Date shall be extended to December 31, 2001 (the "Final Extension Date"), and, for no additional cash consideration, the Maker shall issue to Payee on or prior to November 30, 2001, that number of shares of Maker's common stock having an aggregate value (calculated as provided below)equal to ten percent (10%) of the outstanding principal balance and all accrued and unpaid interest due under this Note on the Second Extension Date, which issuance shall be a condition to such extension.

The shares of Maker's common stock issued in accordance with this Section 4 shall be deemed issued at a value per share equal to the lower of (x) the average of the closing share prices of Maker's common stock as reported by the American Stock Exchange on the ten (10) trading days that are three (3) days prior to the relevant Extension Date; (y) if the Qualified Equity Financing is a sale of Maker's preferred stock, the initial conversion price at which the shares issued in the Qualified Equity Financing are convertible into the Maker's common stock, if applicable; or (z) if the Qualified Equity Financing is sale of Maker's common stock, the purchase price of such stock paid to Maker by such purchasers. At the time of each extension, shares shall be issued based on the price computed in accordance with clause (x) above. Certificates representing the shares of the Maker's common stock that the Payee is entitled to in accordance with the foregoing in excess of the number of shares issued at the time of each extension, if any, shall be issued to the Payee upon the consummation of the Qualified Equity Financing; provided, that the absence of stock certificates evidencing the shares of Maker's common stock shall in no way limit or effect the Payee's right and title to such shares of Maker's common stock.

         5. Use of Proceeds. Maker and its subsidiaries shall utilize the proceeds from this Note for general working capital purposes in a manner consistent with the projections dated as of July 21, 2001, previously provided to Payee. Maker agrees to implement, or continue its application of, reasonable cash flow conversation measures that it believes are in its best interest to maximize the useful life of the proceeds received by the Maker hereunder.

         6. Event of Default. An event of default ("Event of Default") shall exist if:

                   (a) Maker shall fail to pay any principal of, or any interest on, this Note or any other amount payable under this Note, when and as the same shall become due and payable;

                  (b) any representation or warranty made or deemed made by or on behalf of Maker in the Security Agreement, or any amendment or modification

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thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection the Security Agreement, or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

                   (c) Maker or any of its subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in the Security Agreement or this Note;

                  (d) Maker or any of its subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any indebtedness, individually or in the aggregate, in excess of $100,000 ("Material Indebtedness"), when and as the same shall become due and payable;

                  (e) any event or condition occurs that results in any Material Indebtedness of Maker or any of its subsidiaries becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any indebtedness for borrowed money of Maker or any of its subsidiaries, or any trustee or agent on its or their behalf, to cause any indebtedness for borrowed money of Maker or any of its subsidiaries to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Maker or any of its subsidiaries or their respective debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Maker or any of its subsidiaries or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (g) Maker or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Maker or any of its subsidiaries or for a substantial part of any of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                   (h) Maker or any of its subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $25,000 shall be rendered against Maker or any of its subsidiaries and the same shall remain undischarged for a period of thirty
(30) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Maker or any of its subsidiaries to enforce any such judgment;

                  (j) any lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by Maker or any affiliate thereof not to be, a valid and perfected lien on the Collateral (as defined in the Security Agreement), with the priority required by the Security Agreement, except (i) as a result of the sale or other disposition of the Collateral in a transaction permitted under the Security Agreement or (ii) as a result of the Collateral Agent's failure to maintain possession of any promissory notes or other instruments delivered to it under the applicable Security Agreement;

                  (k) there shall occur, in the reasonable judgment of Payee, a material adverse change in the business, assets or prospects of Maker or any of its subsidiaries after the date hereof;

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                   (l) there shall occur any  material  loss,  theft,  damage or destruction of any of Maker's or any of its subsidiaries' property or assets not fully covered by insurance;

                   (m) there shall occur a cessation  of a  substantial  part of the business of Maker or any of its subsidiaries for a period which significantly effects its capacity to continue its business on a profitable basis; or Maker or any of its subsidiaries shall suffer the loss or revocation of any license or permit now held or hereafter acquired by it which is necessary to the continued or lawful operation of its respective business; or Maker or any of its subsidiaries shall be enjoined, restrained or in any way prevented by court, governmental or administration order from conducting all or any material part of its respective business affairs; or any material part of Maker's or any of its subsidiaries' property shall be taken through condemnation or the value of such property shall be materially impaired through condemnation;

                   (n) Maker's common stock shall cease to be listed on any national securities exchange or reported by the NASDAQ National Market System or Small Cap Market System; or

                   (o) Maker shall receive a "going concern" opinion from its independent auditors, or, after giving effect to proceeds of this Note, otherwise does not have sufficient available working capital to ensure viability.


         7.       Remedies Upon an Event of Default.

                  (a)      Acceleration.

                          (i) If an Event of Default  described in paragraph (f)
or (g) of Section 6 hereof shall occur, this Note and the obligation to pay the principal and accrued interest hereunder shall automatically become immediately due and payable without any action or notice on the part of the Payee.

                         (ii) If an Event of Default  described in  paragraphs
(a), (b), (d), (e), (h), (i), (j), (k), (l) or (m) of Section 6 hereof has occurred, and at any time thereafter during the continuance of such event, the Payee may declare the then outstanding amounts hereunder to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon the principal of the amounts hereunder so declared to be due and payable, together with accrued interest thereon and all other obligations of Maker accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker;

                         (iii) If any other Event of Default described in
Section 6 has occurred, Payee shall deliver notice of such event to Maker and thereupon Maker shall have twenty (20) calendar days to cure such Event of Default, or Events of Default ("Cure Period"). If Maker does not cure the Event of Default, or Events of Default, during the Cure Period, then at any time thereafter during the continuance of such event, the Payee may declare the then outstanding amounts hereunder to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon the principal amounts hereunder so declared to be due and payable, together with accrued interest thereon and all other obligations of Maker accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker.

                  (b) Remedies Cumulative. The remedies available to Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such

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waiver or release to be effected  only  through a written  document  executed by
Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         8. Notices. Except as otherwise provided for herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon Maker or Payee shall be in writing and, if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted with a copy immediately mailed by registered or certified mail, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, as set forth in the Security Agreement or to Payee to such other address as Payee shall hereafter give in writing to Maker by similar notice.

         9. Successors and Assigns. This Note shall be binding upon Maker and its successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for Maker) and shall inure to the benefit of Payee and its successors and assigns. Maker may not assign its rights hereunder without the prior written consent of Payee, in its sole discretion, other than by operation of law. Payee may assign all or a part of its interest in this Note or its rights hereunder to any party without the prior written consent of Maker.

         10. GOVERNING LAW. THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND ACCEPTED BY PAYEE IN SAID STATE, AND ANY AND ALL CLAIMS, DEMANDS OR ACTIONS IN ANY WAY RELATING THERETO OR INVOLVING ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS NOTE, WHETHER ARISING IN CONTRACT OR TORT, AT LAW, IN EQUITY OR STATUTORILY, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND/OR GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPTING ITS CHOICE OF LAW RULES, OTHER THAN SECTION 5-1401 OF NEW YORK'S GENERAL OBLIGATION LAW) AND THE LAWS OF THE UNITED STATES OF AMERICA.

         11. Severability. If any provisions of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law. Furthermore, in lieu of such invalid or unenforceable provisions, there shall be added automatically as part of this Note, a provision or provisions as similar in its or their terms to such invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.

         12. No Oral Agreements. This Note and the Security Agreement as written represent the final agreement between Maker and Payee with respect to the matters contained herein and therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between Maker and Payee. There are no unwritten agreements between Maker and Payee.

         13. Prepayments. This Note may not be prepaid in whole or in part without the consent of the holder hereof and then only if all the Notes are simultaneously prepaid pro rata.

ZESIGER [14. Other Agreements. This Note shall not constitute a waiver of the Payee's rights, Maker's obligations or the conditions, if any, contained in that certain Note Purchase Agreement, Intercreditor and Collateral Agency Agreement, Security Agreement, Pledge Agreement, Guaranty Agreement and Escrow Agreement, all of which are dated as of November 29, 2000.]

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UIC [14 Other Agreements. This Note shall not constitute a waiver of the Payee's rights, Maker's obligations or the conditions contained in that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as February 2, 2001, by and between Maker and the Payee with respect to the Third Tranche Investment (as defined therein) and that certain Additional Right to Purchase Agreement dated as of February 2, 2001, by and between Maker and the Payee. The principal amount of this Note, together with accrued interest, shall offset the amount of the investment required by the Payee in Maker under the Stock Purchase Agreement, irrespective of the repayment in full of this Note by Maker. For purposes of clarity, irrespective of conversion pursuant to Section 3 of this Note or payment pursuant to Section 1 of this Note, the amount of investment required by the Payee under the Stock Purchase Agreement is hereby decreased by the principal amount of this Note, together with accrued interest. In addition, the parties hereto hereby agree and acknowledge that any participation by the Payee in the Qualified Equity Financing shall also offset the amount of the investment required by the Payee in Maker under the Stock Purchase Agreement, irrespective of the type of security being issued.]

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         IN WITNESS  WHEREOF,  Maker has executed and delivered  this Note as of the date and year first above written.

                                     MAKER:


                                     PROBEX CORP.,
                                     a Delaware corporation


                                     By:_________________________________
                                     Name: ______________________________
                                     Title: _____________________________




















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